UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

__________________________

FORM 8-K

__________________________

CURRENT REPORT

Pursuant to Section 13 OR 15(d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 24, 2022 (August 22, 2022)

__________________________

Volcon, Inc.

(Exact Name of Registrant as Specified in its Charter)

__________________________

Delaware	001-40867	84-4882689
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

3121 Eagles Nest, Suite 120

Round Rock, TX 78665

(Address of principal executive offices and zip code)

(512) 400-4271

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-14(c)).

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.00001 per share	VLCN	NASDAQ

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01 Entry into a Material Definitive Agreement.

Pursuant to the previously announced offering, on August 22, 2022, Volcon, Inc. (the “Company”) entered into a Securities Purchase Agreement (the “Purchase Agreement”) with certain institutional investors listed on the signature pages thereto (individually, the “Investor” and collectively, the “Investors”) pursuant to which the Company agreed to issue and sell to the Investors in a private placement (i) senior convertible notes in an aggregate principal amount of $27,173,913 (the “Convertible Notes”), at an initial conversion price of $2.25 per share of the Company’s common stock, par value $0.00001 (the “Common Stock”), subject to adjustment upon the occurrence of specified events, and (ii) warrants to purchase up to 9,057,971 shares of Common Stock with an initial exercise price of $2.85 per share of Common Stock (the “Warrants”). Pursuant to the Purchase Agreement, upon the closing of the private placement of the Convertible Notes and Warrants, (the “Private Placement”), the Company received approximately $22.5 million in net proceeds. The Company intends to use the net proceeds received by it primarily for general corporate purposes.

The Convertible Notes are the senior unsecured obligations of the Company and were issued with an original issue discount of 8.0%. The Convertible Notes bear no interest until an event of default has occurred, upon which interest accrues at 10.0% per annum. The Convertible Notes mature on February 24, 2024, unless earlier converted (only upon the satisfaction of certain conditions) (the “Maturity Date ”). The Maturity Date may be extended at the sole option of the Investor, under certain circumstances specified therein. The Company may, at its election, force conversion of the Convertible Notes if at any time after the issuance date, the weighted average price of the Common Stock for ten (10) consecutive trading days equals or exceeds $3.50, subject to certain limitations described in the Convertible Notes.

The Convertible Notes contain certain conversion limitations, providing that no conversion may be made if, after giving effect to the conversion, the holder, together with any of its affiliates, would own in excess of 9.99% of the Company’s outstanding shares of Common Stock.

The Warrants are immediately exercisable for five (5) years and entitle the Investors to purchase 9,057,971 shares of the Company’s Common Stock at an initial exercise price of $2.85, subject to adjustment under certain circumstances described in the Warrants.

The Warrants contain certain conversion limitations, providing that a holder thereof may not exercise such Warrant to the extent (but only to the extent) that, if after giving effect to such conversion, the holder or any of its affiliates would beneficially own in excess of 4.99% of the outstanding shares of the Company’s Common Stock immediately after giving effect to such conversion or exercise.

Aegis Capital Corp. (“Aegis”) acted as exclusive placement agent for the Private Placement. Pursuant to the Placement Agent Agreement, dated as of August 22, 2022 (the “Placement Agent Agreement”) between Aegis and the Company, Aegis received (i) upon closing cash compensation of $2.0 million (8.0% of the gross proceeds of the Private Placement), (ii) $250,000 for non-accountable expenses (1.0% of the gross proceeds of the Private Placement), and (iii) a warrant to purchase up to 603,864 shares of the Company’s Common Stock at an exercise price of $3.5625 (the “Placement Agent Warrant”).

The issuance of the Convertible Notes, Warrants and the Placement Agent Warrant was made in reliance on the exemption provided by Section 4(a)(2) of the Securities Act of 1933, as amended (the “Securities Act”) for the offer and sale of securities not involving a public offering, and Regulation D promulgated under the Securities Act.

Contemporaneously with the execution and delivery of the Purchase Agreement, the Company and the Investors executed and delivered a Registration Rights Agreement (the “Registration Rights Agreement”). Pursuant to the Registration Rights Agreement, the Company agreed to file a registration statement with the Securities and Exchange Commission (“SEC”) covering the resale of all the shares of Common Stock underlying the Convertible Notes and the Warrants (the “Registerable Securities”), on or before the 30th calendar day following the closing of the Purchase Agreement and to cause such registration statement to be declared effective by the SEC on or before the 60th calendar day (or, in the event of a “full review” by the SEC, the 90th calendar day) following the closing of the Purchase Agreement. The Company is required to use its best efforts to maintain the effectiveness of the registration statement until the date that all Registerable Securities covered by such Registration Statement (i) have been sold or (ii) may be sold without restriction or limitation pursuant to Rule 144 and without the requirement to be in compliance with Rule 144(c)(1) (or any successor thereto).

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The registration rights granted under the Registration Rights Agreement are subject to certain conditions and limitations and are subject to customary indemnification and contribution provisions.

The Purchase Agreement, the Registration Rights Agreement, the Form of Senior Convertible Note, the Form of Common Stock Purchase Warrant (collectively, the “Transaction Documents”), the Placement Agent Agreement and the Placement Agent Warrant have been attached as exhibits to this Current Report on Form 8-K to provide security holders with information regarding their terms. Except for their status as contractual documents that establish and govern the legal relations between the parties with respect to the Private Placement described above, the Transaction Documents are not intended to be a source of factual, business or operational information about the parties. Representations and warranties may be used as a tool to allocate risks between the parties to the Transaction Documents, including where the parties do not have complete knowledge of all facts, instead of establishing these matters as facts. Furthermore, they may be subject to standards of materiality applicable to the contracting parties, which may differ from those applicable to investors. The assertions embodied in such representations and warranties are qualified by information contained in disclosure schedules that the parties exchanged in connection with signing the Transaction Documents. Accordingly, investors and security holders should not rely on such representations and warranties as characterizations of the actual state of facts or circumstances, because they were only made as of the date of the Transaction Documents and are modified in important part by the underlying disclosure schedules in the Transaction Documents. Moreover, information concerning the subject matter of such representations and warranties may change after the date of the Transaction Documents, which subsequent information may or may not be fully reflected in the Company’s public disclosures.

The foregoing description of the Purchase Agreement, the Registration Rights Agreement, the Convertible Notes, the Warrants, the Placement Agent Agreement and the Placement Agent Warrant is not complete and each is qualified in its entirety by reference to the full text of the Purchase Agreement, the Registration Rights Agreement, the Form of Senior Convertible Note, the Form of Common Stock Purchase Warrant, the Placement Agent Agreement and the Placement Agent Warrant, copies of which are filed as Exhibit 10.1, 10.2, 10.3, 10.4, 10.5 and 10.6, respectively, to this Current Report on Form 8-K and are incorporated by reference herein.

Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off Balance Sheet Arrangement of a Registrant.

The description of the Convertible Notes described in Item 1.01 issued by the Company are incorporated herein.

Item 3.02 Unregistered Sale of Equity Securities.

The descriptions of the equity securities described in Item 1.01 issued by the Company are incorporated herein.

Item 7.01 Regulation FD Disclosure.

On August 24, 2022 the Company issued a press release announcing the closing of the Private Placement. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

In accordance with General Instruction B.2 of Form 8-K, the information in this Item 7.01 of this Current Report on Form 8-K, including Exhibit 99.1, shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liability of that section, and shall not be incorporated by reference into any registration statement or other document filed under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

10.1*	Securities Purchase Agreement by and among the Company and the Buyers, dated August 22, 2022
10.2	Registration Rights Agreement by and among the Company and the Buyers, dated August 22, 2022
10.3	Form of Senior Convertible Note
10.4	Form of Common Stock Purchase Warrant
10.5	Placement Agent Agreement
10.6	Placement Agent Warrant
99.1	Press Release, dated August 24, 2022, issued by Volcon, Inc.
104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

* Schedules and exhibits omitted pursuant to Item 601(b)(2) of Regulation S-K. The Company will furnish a copy of any omitted schedule or exhibit to the Securities and Exchange Commission upon request.

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SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Volcon, Inc.
(Registrant)

Date: August 24, 2022	/s/ Greg Endo
Greg Endo Chief Financial Officer

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